Sub-Item 77Q1(e)

                                 AMENDMENT NO. 8

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2008, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Dynamics Fund and to change the name of AIM Intermediate Government Fund to AIM U.S. Government Fund and AIM Total Return Bond Fund to AIM Core Bond Fund.

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                           EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                           ------------------------------------
AIM Core Bond Fund                               December 28, 2001
AIM Dynamics Fund                                 April 30, 2008
AIM Global Real Estate Fund                       April 29, 2005
AIM High Yield Fund                                June 1, 2000
AIM Income Fund                                    June 1, 2000
AIM Limited Maturity Treasury Fund                 June 1, 2000
AIM Money Market Fund                              June 1, 2000
AIM Municipal Bond Fund                            June 1, 2000
AIM Real Estate Fund                             October 29, 2003
AIM Short Term Bond Fund                          August 29, 2002
AIM U.S. Government Fund                           June 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM CORE BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million................................................      0.50%
Next $500 million.................................................      0.45%
Over $1 billion...................................................      0.40%

                                AIM DYNAMICS FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million................................................      0.60%
Next $350 million.................................................      0.55%
Next $1.3 billion.................................................      0.50%
Next $2 billion...................................................      0.45%
Next $2 billion...................................................      0.40%
Next $2 billion...................................................     0.375%
Over $8 billion...................................................      0.35%

                           AIM GLOBAL REAL ESTATE FUND
                              AIM REAL ESTATE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.75%
Next $250 million.................................................      0.74%
Next $500 million.................................................      0.73%
Next $1.5 billion.................................................      0.72%
Next $2.5 billion.................................................      0.71%
Next $2.5 billion.................................................      0.70%
Next $2.5 billion.................................................      0.69%
Over $10 billion..................................................      0.68%

                               AIM HIGH YIELD FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $200 million................................................      0.625%
Next $300 million.................................................       0.55%
Next $500 million.................................................       0.50%
Over $1 billion...................................................       0.45%

                                 AIM INCOME FUND
                             AIM MUNICIPAL BOND FUND
                            AIM U.S. GOVERNMENT FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $200 million................................................      0.50%
Next $300 million.................................................      0.40%
Next $500 million.................................................      0.35%
Over $1 billion...................................................      0.30%

                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million................................................       0.20%
Over $500 million.................................................      0.175%

                              AIM MONEY MARKET FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................      0.40%
Over $1 billion...................................................      0.35%

                            AIM SHORT TERM BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets .......................................................      0.40%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                         AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ Stephen R. Rimes             By: /s/ John M. Zerr
        ------------------------------       -----------------------------------
        Assistant Secretary                  John M. Zerr
                                             Senior Vice President

(SEAL)

                                         INVESCO AIM ADVISORS, INC.


Attest: /s/ Stephen R. Rimes             By: /s/ John M. Zerr
        ------------------------------       -----------------------------------
        Assistant Secretary                  John M. Zerr
                                             Senior Vice President

(SEAL)